Exhibit 99.1

SENSTAR TECHNOLOGIES LTD.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
SPECIAL AND ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 26, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Gillon Beck and Tomer Hay and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all of the ordinary shares, par value NIS 1.00 per share, of Senstar Technologies Ltd. (the “Company”), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Special and Annual General Meeting of Shareholders of the Company to be held on December 26, 2023 at 3:00 p.m. (Israel time) at the offices of the Company, 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, and at any and all adjournments or postponements thereof (the “Meeting”), hereby revoking any prior proxies to vote the said shares, upon the following matters, which are more fully described in the Notice of Special and Annual General Meeting of Shareholders (the “Notice”) and Proxy Statement (the “Proxy Statement”) relating to the Meeting. Each term used herein and not defined shall have the meaning ascribed to such term in the Notice and/or the Proxy Statement (receipt of which is hereby acknowledged).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.

(Continued and to be signed on the reverse side)

SPECIAL AND ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

SENSTAR TECHNOLOGIES LTD.

December 26, 2023

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REDOMICILIATION PROPOSAL (PROPOSAL 1) AND “FOR” THE APPROVAL OF PROPOSALS 2 THROUGH 4.

PLEASE BE CERTAIN TO COMPLETE ITEM 3A BELOW AS WELL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1.
To approve (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar Technologies Ltd. (“Senstar-Israel”), a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes, for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.1.
To reelect Gillon Beck to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.2.
 To reelect Amit Ben-Zvi to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.3.
To reelect Jacob Berman to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.4.
To reelect Avraham Bigger to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3.
To reelect Moshe Tsabari to serve as an External Director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation.
	☐	☐	☐
	YES	NO
3A.
 By marking the “YES” box, you confirm that you are not a “controlling shareholder” and do not have a “personal interest” (each as defined in the ICL) in the approval of Proposal 3. If you cannot make such confirmation, please check the “NO” box.
	☐	☐
	FOR	AGAINST	ABSTAIN
4.
To approve the appointment and compensation of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent public accountants for the year ending December 31, 2023, and for such additional period until the next annual general meeting of shareholders.
	☐	☐	☐

IMPORTANT INSTRUCTION: If you are unable to make the aforesaid confirmations for any reason or have questions about whether you have a personal interest, please contact the Company’s Chief Financial Officer at telephone number: +972-74-794-5200, or email tomer.hay@senstar.com or, if you hold your shares in “street name”, you may also contact the representative managing your account, who could then contact the Company’s General Counsel and Corporate Secretary on your behalf.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder ___________ Date ________          Signature of Shareholder ____________ Date _____

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.